Exhibit 99.1

Set forth below are certain unaudited financial information for AGCO Corporation and its subsidiaries. The references in these financial statements to “Subsidiary Guarantors” is a reference to the direct and indirect subsidiaries of AGCO as of December 31, 2000, that are expected to be guarantors of the indebtedness that AGCO contemplates incurring under an Indenture to be dated as of April 17, 2001, in connection with its issuance of $250,000,000 original principal amount Senior Notes. As of December 31, 2000, after giving pro forma effect to the acquisition of Ag-Chem, the total assets of each of AGCO, the guarantors and the non-guarantor subsidiaries were $1,668.2 million, $437.1 million and $1,558.8 million, respectively. As of December 31, 2000, after giving pro forma effect to the acquisition of Ag-Chem, the total liabilities of each of AGCO, the guarantors and the non-guarantor subsidiaries were $783.1 million $146.7 million, and $809.9 million, respectively. The pro forma total assets and total liabilities include total assets and total liabilities of Ag-Chem's non-guarantor foreign subsidiaries, which as of September 30, 2000, were $12.7 million and $12.1 million, respectively. This financial information does not include footnotes and should be read in conjunction with the financial statements and footnotes included in AGCO’s Form 10-K for the year ended December 31, 2000, File No. 1-12930, which is incorporated herein by reference.

AGCO Corporation
Condensed Consolidating Balance Sheet
As of December 31, 2000
(Unaudited and in millions)

	Parent	Subsidiary	Subsidiary	Eliminating
	Company	Guarantors	Non-guarantors	Entries	Consolidated

ASSETS

Current Assets:

Cash and cash equivalents	$—	$0.1	$13.2	$—	$13.3

Accounts and notes receivables, net	122.1	1.5	468.9	—	592.5

Receivables from subsidiaries and affiliates	105.7	—	153.7	(249.0)	10.4

Inventories, net	191.8	26.0	319.3	(6.0)	531.1

Other current assets	43.8	2.7	45.2	1.3	93.0

Total current assets	463.4	30.3	1,000.3	(253.7)	1,240.3

Property, plant and equipment, net	18.9	39.6	257.7	—	316.2

Investment in unconsolidated subsidiaries and affiliates	748.5	—	84.9	(748.1)	85.3

Other assets	108.2	—	67.8	—	176.0

Intangible assets, net	37.7	—	248.7	—	286.4

Total assets	$1,376.7	$69.9	$1,659.4	$(1,001.8)	$2,104.2

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:

Accounts payable	$42.8	$11.1	$190.5	$—	$244.4

Payables to subsidiaries and affiliates	79.9	45.1	124.0	(249.0)	—

Accrued expenses	108.6	7.1	241.9	—	357.6

Other current liabilities	12.9	—	21.5	—	34.4

Total current liabilities	244.2	63.3	577.9	(249.0)	636.4

Long-term debt	302.3	0.8	267.1	—	570.2

Postretirement health care benefits	23.9	3.6	—	—	27.5

Other noncurrent liabilities	16.4	—	63.8	—	80.2

Total liabilities	586.8	67.7	908.8	(249.0)	1,314.3

Total stockholders’ equity	789.9	2.2	750.6	(752.8)	789.9

Total liabilities and stockholders’ equity	$1,376.7	$69.9	$1,659.4	$(1,001.8)	$2,104.2

AGCO Corporation

Condensed Consolidating Statements of Operations
Year ended December 31, 2000
(Unaudited and in millions)

	Parent	Subsidiary	Subsidiary	Eliminating
	Company	Guarantors	Non-guarantors	Entries	Consolidated

Net sales	$648.1	$80.8	$1,925.6	$(318.4)	$2,336.1

Cost of sales	581.1	78.7	1,618.1	(318.4)	1,959.5

Gross profit	67.0	2.1	307.5	—	376.6

Selling, general and administrative expenses	93.1	0.9	134.2	—	228.2

Engineering expenses	8.3	4.8	32.5	—	45.6

Restructuring and other infrequent expenses	15.9	7.2	(1.2)	—	21.9

Amortization of intangibles	6.1	—	9.0	—	15.1

Income (loss) from operations	(56.4)	(10.8)	133.0	—	65.8

Interest expense, net	29.3	(0.1)	17.4	—	46.6

Other expense, net	19.2	0.1	13.8	—	33.1

Income (loss) before income taxes and equity in net earnings of unconsolidated subsidiaries and affiliates	(104.9)	(10.8)	101.8	—	(13.9)

Income tax expense (benefit)	(45.7)	—	38.1	—	(7.6)

Income (loss) before equity in net earnings of unconsolidated subsidiaries and affiliates	(59.2)	(10.8)	63.7	—	(6.3)

Equity in net earnings of unconsolidated subsidiaries and affiliates	62.7	—	4.7	(57.6)	9.8

Net income (loss)	$3.5	$(10.8)	$68.4	$(57.6)	$3.5